UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

Essential Utilities, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06659

Pennsylvania	23-1702594
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

762 West Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3489

(Address of principal executive offices, including zip code)

(610) 527-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.50 per share	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 10, 2026, at respective shareholder meetings of American Water Works Company, Inc., a Delaware corporation (the “Company”), and Essential Utilities, Inc., a Pennsylvania corporation (“Essential Utilities”), and based on preliminary voting results, each company’s shareholders have approved proposals related to the proposed merger of the Company and Essential, pursuant to that certain Agreement and Plan of Merger, dated as of October 26, 2025, as may be amended from time to time, by and among the Company, Essential and Alpha Merger Sub, Inc.

A Current Report on Form 8-K will be filed by Essential Utilities within four business days after the date of the special meeting to report the final results of Essential Utilities’ special shareholder meeting.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

Dated:	February 10, 2026	By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel